UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported):  October 1, 2004

GRAPHIC PACKAGING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13182	58-2205241
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

814 Livingston Court
Marietta, Georgia 30067

(Address of principal executive offices)
(Zip Code)

(770) 644-3000

(Registrant’s telephone number, including area code)

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 1, 2004, Graphic Packaging International, Inc. (“GPII”), a wholly-owned subsidiary of Graphic Packaging Corporation (the “Registrant”), entered into the First Amendment (the “First Amendment”) to the $1,600,000,000 Credit Agreement dated August 8, 2003 among GPII, the several lenders from time to time parties thereto, JPMorgan Chase Bank, as administrative agent (the “Administrative Agent”), Deutsche Bank Securities, Inc., as syndication agent, Goldman Sachs Credit Partners, L.P. and Morgan Stanley Senior Funding, Inc., as documentation agents, and J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc., as joint lead arrangers and joint bookrunners (the “Original Credit Agreement”).  The First Amendment is among GPII, the several lenders from time to time parties thereto, the Administrative Agent and J.P. Morgan Securities Inc., as sole lead arranger and sole bookrunner.

The First Amendment consolidates GPII’s $142.5 million Term Loan A and $1,113.8 million Term Loan B under the Original Credit Agreement into one $1,256.3 Term Loan C, but does not change any of the terms of  GPII’s $325.0 million revolving credit facility under the Original Credit Agreement.  The First Amendment reduces the interest rate on GPII’s term loans by 25 basis points and provides a step-down provision that automatically reduces the interest rate if GPII achieves a leverage ratio (as defined in the Original Credit Agreement) below 4.75 to 1.00.  The new Term Loan C is payable in equal installments of $6.3 million on December 31 and June 30 of each year through December 31, 2009, with a final payment of $1,187.2 million due on August 8, 2010.  GPII’s affirmative and negative covenants, including but not limited to limitations on additional indebtedness, asset sales, capital expenditures, acquisitions and other types of transactions, remain the same as under the Original Credit Agreement.  An uncured breach of such covenants or GPII’s representations and warranties, in addition to any failure to pay principal and interest when due, are events that may cause all amounts under the Credit Agreement (as amended by the First Amendment) to become due and payable immediately.  The guarantees and collateral supporting the new Term Loan C remain the same as under the Original Credit Agreement.

A copy of the First Amendment is attached to this Form 8-K as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GRAPHIC PACKAGING CORPORATION
(Registrant)

Date:	October 7, 2004	By:	/s/ Stephen A. Hellrung
Stephen A. Hellrung
Senior Vice President, General
Counsel and Secretary

Exhibit Index

Exhibit Number	Description

99.1

First Amendment to the Credit Agreement dated October 1, 2004 among Graphic Packaging International, Inc., the several lenders from time to time parties thereto, JPMorgan Chase Bank, as administrative agent and J.P. Morgan Securities Inc., as sole lead arranger and sole bookrunner.